UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2023

VARAGON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-56450	30-1206578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

151 West 42nd Street, 53rd Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 235-2600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Investment Advisory Agreement

As previously disclosed, on August 24, 2023, Varagon Capital Corporation’s (the “Company”) shareholders approved a new investment advisory agreement (the “New Advisory Agreement”) by and between the Company and VCC Advisors, LLC (the “Adviser”), pursuant to which the Adviser will continue to provide investment advisory services to the Company. On September 6, 2023, the Company entered into the New Advisory Agreement. The New Advisory Agreement became effective on September 6, 2023 upon the consummation of the transaction contemplated by the Agreement and Plan of Merger, dated July 5, 2023, between Varagon Capital Partners, L.P. (“Varagon”) and affiliates of Man Group plc (the “Transaction”).

The New Advisory Agreement is identical to the prior investment advisory agreement, dated June 2, 2022, by and between the Company and the Adviser (the “Prior Advisory Agreement”), including with respect to advisory fees, except that the initial term will begin upon the execution of the New Advisory Agreement and certain other non-material changes. The base management fee and incentive fees under the New Advisory Agreement will be calculated in a manner identical to that of the Prior Advisory Agreement. The New Advisory Agreement will remain in effect for an initial two-year period from September 6, 2023, its effective date, and thereafter from year-to-year, subject to approval by the Company’s board of directors or a vote of a majority of the outstanding voting securities of the Company, and by approval of a majority of the independent directors.

The foregoing description of the New Advisory Agreement is not complete and is qualified in its entirety by reference to the full text of the New Advisory Agreement, which is attached hereto as Exhibit 10.1.

Administration Agreement

On September 6, 2023, in connection with the consummation of the Transaction and in conjunction with entering into the New Advisory Agreement, the Company entered into a new administration agreement (the “New Administration Agreement”) with Varagon (in its capacity as the Company’s administrator, the “Administrator”).

The New Administration Agreement is materially identical to the prior administration agreement, dated June 2, 2022, by and between the Company and the Administrator. Pursuant to the New Administration Agreement, the Administrator (or one or more delegated service providers) will continue to furnish the Company with office facilities, together with equipment and clerical, bookkeeping and recordkeeping services at such facilities, and will provide or oversee the performance of the Company’s required administrative services. The Administrator will charge the Company only for the actual expenses it incurs on its behalf, or its allocable portion thereof, without any profit to the Administrator.

The foregoing description of the New Administration Agreement is not complete and is qualified in its entirety by reference to the full text of the New Administration Agreement, which is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Investment Advisory Agreement, dated September 6, 2023, by and between Varagon Capital Corporation and VCC Advisors, LLC.
10.2	Administration Agreement, dated September 6, 2023, by and between Varagon Capital Corporation and Varagon Capital Partners, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARAGON CAPITAL CORPORATION

Date: September 7, 2023	By:	/s/ Walter J. Owens
		Name:	Walter J. Owens
		Title:	Chief Executive Officer